UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2009

ITRONICS INC.

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                                          Texas                                  33-18582                              75-2198369

                         (State or other jurisdiction               (Commission File                        (IRS Employer

                                of incorporation)                            Number)                             Identification No.)

6490 So. McCarran Boulevard, Building C, Suite 23 Reno, Nevada         89509

                (Address of Principal Executive Offices)                                  Zip Code

Registrant’s telephone number, including area code: (775) 689-7696

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Securities

During the period of January 14, 2009 to March 20, 2009 we issued an aggregate 74,704,763 common shares to nine accredited investors in payment of $82,400 principal and $36,000 in accrued interest on the Series 2000 Convertible Notes (the "Notes"). These investors agreed to extend Notes totaling $260,000 in principal and $751,951 in accrued interest and received one year warrants to acquire 46,000,000 common shares at $0.005 per share.

As part of its effort to restructure its balance sheet, the Company began a project to extend the Series 2000 Convertible Notes late in the third quarter of 2008. A total of $860,000 in Note principal and $1,528,736 in accrued interest through September 30, 2008, for a total of $2,388,736, has been extended under this project. The total principal outstanding at September 30, 2008 was $1,437,000 and the accrued interest balance was $2,379,135, for a total of $3,816,135. Consequently, 60% of the principal, 64% of the accrued interest, and 63% of the total has been extended. The importance of this program, in addition to providing a mechanism to pay our investors on the notes, is that the extended Notes are no longer in delinquent status and can be afforded long term liability treatment for the portion due more than one year after any particular balance sheet date, thus improving the working capital portion of the balance sheet. The improvement to working capital is estimated to be approximately $1.6 million at March 31, 2009.

Since the inception of the extension program, the Company has issued 187,998,552 common shares in payment of $294,600 in principal or interest, an 8% reduction of the total outstanding balance as of September 30, 2008. The extended Notes and accrued interest are payable in approximately 17 quarters, of which two quarterly payments have already been made. Based on the Notes presently extended, future quarterly payments in common stock will be $139,300.

In January 2009 we issued an aggregate 60,000,000 common shares to one accredited investor upon their investment of $90,000 in the current Private Placement.

The Company began a private placement of common stock or convertible notes late in the third Quarter of 2008. A total of $225,000 has been received since that time, all of which has been in common stock. The majority of these funds has been received from long term accredited investors of the Company. The Company is currently seeking to raise a total of $5 million in either common stock or convertible notes.

In January 2009 we issued an aggregate 25,000,000 common shares, valued at $70,000, to Newport Capital Consultants, Inc. for investor relations services to be provided.

All of the above offerings and sales were deemed to be exempt under rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933, as amended. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors, business associates of Itronics Inc. or executive officers of Itronics Inc., and transfer was restricted by Itronics Inc. in accordance with the requirements of the Securities Act. In addition to representations by the above-referenced persons, we have made independent determinations that all of the above-referenced persons were accredited or sophisticated investors, and that they were capable of analyzing the merits and risks of their investment, and that they understood the speculative nature of their investment. Furthermore, all of the above-referenced persons were provided with access to our Securities and Exchange Commission filings.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ITRONICS INC.

(Registrant)

Date: March 26, 2009                                                         By: /S/ John W. Whitney

                                                                                                John W. Whitney

                                                                                                President, Treasurer and Director

                                                                                                (Principal Executive and Financial

                                                                                                Officer)